Entergy Corporation
						639 Loyola Avenue
						New Orleans, LA 70113


						News
						Release




                                                       Exhibit 99.1

Date:        July 8, 2002

For Release: Immediate

Contact:     Morgan Stewart (Media)  Nancy Morovich (Investor Relations)
             (504) 576-4238          (504) 576-5506
             mstewa3@entergy.com     nmorovi@entergy.com


         Entergy Offers Second Quarter Earnings Guidance,
                 On Track to Achieve 2002 Guidance


     New Orleans, La. - In accordance with Regulation FD, Entergy

Corporation (NYSE: ETR) today indicated that it expects to report second quarter 2002 financial results of at least $1.15 in

operational earnings per share, including the impact of weather which was near normal during the period.  This level of earnings exceeds the current consensus estimate and is consistent with previously stated full year earnings guidance.  The current

published First Call consensus estimate for Entergy's second quarter earnings is $1.11 per share.  Entergy reaffirmed

operational earnings guidance for the full year 2002 to be in the range of $3.40 to $3.60 per share.

     Entergy noted that it expects Utility results to be improved over second quarter 2001 due in part to higher sales volumes reflecting some firming in the economy.  Entergy Nuclear is also expected to record stronger results compared to second quarter 2001 due to the contribution of the Indian Point 2 nuclear plant in

Buchanan, N.Y. which was acquired in September 2001.  Also, the absence of refueling outages in second quarter 2002 is expected to positively impact Entergy Nuclear's results compared to the same period in 2001 when two plant refueling outages were completed.

Second quarter 2002 results at Energy Commodity Services are expected to be lower when compared to the same quarter a year ago when gas trading produced very strong results.  Energy Commodity

Services includes the operations of Entergy-Koch, the company's provider of wholesale energy marketing and trading services, and the recently restructured Entergy Wholesale Operations businesses.

Results at Parent & Other are expected to be modestly lower

compared to second quarter 2001 due to lower yields on investment balances.

     On an as reported basis, earnings for second quarter 2002 are expected to be negatively impacted by a special charge estimated to be from $(0.10) to $(0.15) per share.  This special item will reflect the remaining restructuring charges, including severance costs, at Entergy Wholesale Operations, partially offset by a gain on the sale of certain assets which were sold as part of EWO's restructuring efforts.  A special charge of $(1.15) per share was recorded in first quarter 2002, when the EWO restructuring was originally announced.  At that time, total restructuring charges were estimated to range from $(1.15) to $(1.35) per share,

including amounts expected to be recorded in the second quarter.

     A teleconference will be held on July 30, 2002, at 10:00 a.m.

CDST, and may be accessed by calling Premiere Conferencing at (719)

457-2641 no more than 15 minutes prior to the start of the call.

The confirmation number is 532311.  Internet users may also access the teleconference by visiting Entergy's website at

www.entergy.com/webcasts.  For seven days following the

teleconference, a tape delay will be available and may be accessed by dialing (719) 457-0820.  The confirmation number is the same.

     Entergy is a major global energy company with power

production, distribution operations and related diversified

services.  Entergy owns, manages, or invests in power plants generating more than 30,000 megawatts of electricity domestically and internationally, and delivers electricity to about 2.6 million customers in portions of Arkansas, Louisiana, Mississippi and

Texas.  Through Entergy-Koch, L.P., it is also a leading provider of wholesale energy marketing and trading services.

                               -30-

     Additional investor information can be accessed online at
                     www.entergy.com/earnings

The following constitutes a "Safe Harbor" statement under the Private Securities Litigation Reform Act of 1995: Investors are cautioned that forward-looking statements contained in the foregoing release with respect to the revenues, earnings, performance, strategies, prospects and other aspects of the business of Entergy Corporation may involve risks and uncertainties. Actual events and results may, for a variety of reasons, prove to be materially different from those indicated in these forward-looking statements, estimates and projections. Factors that could influence actual future outcomes include regulatory decisions, the effects of changes in law, the evolution of markets and competition, changes in accounting, weather, the performance of generating units, fuel prices and availability, financial markets, risks associated with businesses conducted in foreign countries, changes in business plan, the presence of competitors with greater financial resources and the impact of competitive products and pricing; the effect of the Entergy Corporation's policies, including the amount and rate of growth of Entergy Corporation's expenses; the continued availability to
Entergy Corporation of adequate funding sources and changes in interest rates; delays or difficulties in the production, delivery or installation of products and the provision of services; and various legal, regulatory and litigation risks. Entergy Corporation undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For a more detailed discussion of some of the foregoing risks and uncertainties, see Entergy Corporation's filings with the Securities and Exchange Commission.